                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           First Federal Capital Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           FIRST FEDERAL CAPITAL CORP
                     A FEDERAL SAVINGS BANK HOLDING COMPANY



                                                                  March 21, 2001


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Federal Capital Corp, the holding company for First Federal Savings Bank La Crosse - Madison, which will be held on Wednesday, April 25, 2001, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting. The Company's Form 10-K Annual Report for the fiscal year ended December 31, 2000 also is included in the 2000 Annual Report. Directors and officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to vote by phone or mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in First Federal Capital Corp are appreciated.


                                        Sincerely,




                                        Jack C. Rusch
                                        President and Chief Executive Officer

                           FIRST FEDERAL CAPITAL CORP
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Federal Capital Corp (the "Company") will be held on Wednesday, April 25, 2001, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

         (1) To elect three directors each for three-year terms and in each case until their successors are elected and qualified;

         (2) To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

         The Board of Directors has fixed March 8, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS





La Crosse, Wisconsin                      Bradford R. Price
March 21, 2001                            Executive Vice President and Secretary


================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY VOTE BY PHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE SEE "TELEPHONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                           FIRST FEDERAL CAPITAL CORP

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001


         This Proxy Statement is being furnished to holders of common stock, $0.10 par value per share ("Common Stock"), of First Federal Capital Corp (the "Company"), the holding company for First Federal Savings Bank La Crosse - Madison (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 25, 2001, at 10:30 a.m., local time, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

         The Company's 2000 Annual Report to Stockholders which includes the Company's Form 10-K Annual Report, including the Company's consolidated financial statements for the fiscal year ended December 31, 2000, accompany this Proxy Statement and appointment form of proxy ("proxy"), which are first being mailed to stockholders on or about March 21, 2001.

   RECORD DATE AND OUTSTANDING SHARES

         Only stockholders of record at the close of business on March 8, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 18,329,998 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

   QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

   ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For all other matters to be voted on at the Annual Meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third party nominees) that are voted by brokers or other third party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE CONSIDERED "DISCRETIONARY" PROPOSALS FOR WHICH BROKERS AND THIRD PARTY NOMINEES MAY VOTE PROXIES NOTWITHSTANDING THE FACT THAT THEY HAVE NOT RECEIVED VOTING INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF SHARES; CONSEQUENTLY, SHARES HELD BY BROKERS OR THIRD PARTY NOMINEES WILL BE COUNTED IF AND AS VOTED BY SUCH BROKERS AND THIRD PARTY NOMINEES.

   VOTING

         Matter 1 (Election of Directors). The proxy being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. The Company's Articles of Incorporation, as amended ("Articles of Incorporation"), do not provide for cumulative voting by stockholders for the election of the Company's directors. Under the Wisconsin Business Corporation Law ("WBCL"), directors are elected by a plurality of the votes cast with a quorum present, meaning that the three nominees receiving the most votes will be elected directors.

         Matter 2 (Appointment of Ernst & Young LLP). The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2001.

   SOLICITATION AND REVOCATION

         Stockholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope or by telephone (see "Telephonic Voting Alternatives"). The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the directions contained therein. Where no instructions are indicated, each proxy received will be voted:

         - FOR the election of the nominees for director named in this Proxy Statement;
         - FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and
         - In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Returning your completed proxy form or voting your proxy telephonically will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any stockholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Bradford R. Price, Executive Vice President and Secretary, First Federal Capital Corp, 605 State Street, La Crosse, Wisconsin 54601); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and the Bank, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

         In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

   TELEPHONIC VOTING ALTERNATIVES

         Stockholders are able to vote their shares by telephone. (Voting via the Internet is not available at this time.) The giving of a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

         Shares Registered in the Name of the Stockholder. Stockholders with shares registered directly with Wells Fargo Bank may vote their proxy telephonically by calling Wells Fargo Bank at (800) 240-6326. Votes submitted by telephone must be received by noon, Central Time, on April 24, 2001.

         Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone voting alternatives. This program is different from the program offered by Wells Fargo Bank for telephonic voting of shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. Votes submitted telephonically through the ADP program must be received by 11:00 p.m., Central Time, on April 24, 2001.


                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                                    MATTER 1.
                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. In July 2000, Mr. Jack C. Rusch was appointed to the Board of Directors of the Company and the Bank for a partial term expiring at the Annual Meeting. As noted below, Mr. Rusch is being nominated for election to the Board of Directors of the Company for a three-year term expiring in 2004. In addition, Henry C. Funk will retire from the Board of Directors of the Company and the Bank upon expiration of his current term on the date of the Annual Meeting. A resolution of the Board of Directors of the Company adopted pursuant to the Company's Bylaws has established the number of directors at ten upon Mr. Funk's retirement from the Board of Directors.

         The agreement pursuant to which First Federal Savings Bank of La Crosse ("FFLX") and First Federal Savings Bank of Madison, F.S.B. ("FFMD") combined to form the Bank in June 1989 provides that as long as the Bank retains an office presence in the Madison, Wisconsin market, nominations to the Board of Directors of the Company are required to be made in a manner which ensures that at least four members of the Boards of Directors of the Company and the Bank are from such market. The Company has nominated Patrick J. Luby for election as a director at the Annual Meeting pursuant to such agreement. Therefore, with the exception of the foregoing agreement relating to the nomination of Mr. Luby, no person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company. There are no family relationships among any of the directors and/or executive officers of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company.


           NAME               AGE                       POSITION WITH THE COMPANY                       DIRECTOR
           ----               ---                       AND PRINCIPAL OCCUPATION                        SINCE (1)
                                                       -------------------------                       ---------

                                                       NOMINEES FOR DIRECTOR FOR
                                                   THREE-YEAR TERM EXPIRING IN 2004

Patrick J. Luby               70     Director; Retired; Until February 1992, Vice President and          1979
                                     Economist for Oscar Mayer Foods Corp., a food processing and manufacturing firm (which is an indirect subsidiary of Philip
                                     Morris Cos., Inc.), located in Madison, Wisconsin.

Don P. Rundle                 68     Director; Retired; Until December 1991, Executive Vice              1984
                                     President of Inland Printing Co., Inc., a printing company, located in La Crosse, Wisconsin.

Jack C. Rusch                 54     Director; Chief Executive Officer of the Company and the Bank       2000
                                     effective January 1, 2001; President and Chief Operating
                                     Officer of the Company and the Bank effective August 1, 2000;
                                     Treasurer and Chief Financial Officer of the Company and the
                                     Bank from March 1992 until January 2001; Executive Vice
                                     President of the Company and the Bank (Finance and
                                     Administration Division Manager) from March 1992 until August
                                     1, 2000; Senior Vice President, Treasurer and Chief Financial
                                     Officer of the Company and the Bank from June 1989 until March
                                     1992; Senior Vice President of FFLX from 1986 until June 1989 and prior thereto Vice President-Finance of FFLX.



                               INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                                 DIRECTORS WHOSE TERMS EXPIRE IN 2002


John F. Leinfelder            69     Director; President of Joseph J. Leinfelder and Sons, Inc., a       1978
                                     steel fabricating business, located in La Crosse, Wisconsin.

David C. Mebane               67     Director; Chairman and director, and from January 1994 to           1985
                                     January 2000, President, Chief Executive and Operating Officer
                                     of Madison Gas and Electric Co., a publicly held utility
                                     company, located in Madison, Wisconsin.

Dale A. Nordeen               73     Vice Chairman of the Board of Directors of the Company and the      1961
                                     Bank since June 1989; Chairman and President of FFMD from 1962 to June 1989.

Thomas W. Schini              65     Chairman of the Board of Directors of the Company and the Bank      1983
                                     since April 1993; Director of the Company and the Bank since
                                     June 1989; Chief Executive Officer of the Company and the Bank
                                     from June 1989 to December 31, 2000; President of the Company
                                     and the Bank from June 1989 to July 31, 2000; President and
                                     Chief Executive Officer of FFLX from September 1983 to June
                                     1989.




                                                       POSITION WITH THE COMPANY                        DIRECTOR
           NAME               AGE                      AND PRINCIPAL OCCUPATION                          SINCE(1)
           ----               ---                      ------------------------                       ------------
                                                 DIRECTORS WHOSE TERMS EXPIRE IN 2003

Marjorie A. Davenport          72     Director; President of Gordon & Marjorie Davenport, Inc.,           1976
                                      a company which appraises and sells antique American
                                      furniture, located in Madison, Wisconsin.

Richard T. Lommen              56     Director; President of Courtesy Corporation, a McDonald's           1978
                                      licensee, located in La Crosse, Wisconsin.

Phillip J. Quillin             63     Director; President of Quillin's Inc., which owns and               1984
                                      operates supermarkets in the La Crosse, Wisconsin area.


---------

(1)      Includes service as director of the Bank and predecessor institutions.

         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

   STOCKHOLDER NOMINATIONS

         Article IV, Section 4.14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions outlined in the Company's Bylaws. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The Company did not receive any director nominations from stockholders in connection with the Annual Meeting.

         Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC"); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                    MATTER 2.
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants ("Ernst & Young"), to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

   FEES BILLED TO THE COMPANY BY ERNST & YOUNG IN FISCAL 2000

         The following is a summary of the fees billed to the Company by Ernst & Young for certain audit and non-audit services during the fiscal year ended December 31, 2000.

         Audit Fees. The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $115,800.

         Financial Information Systems Design and Implementation Fees. The aggregate fees billed by Ernst & Young for professional services rendered for the information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

         All Other Fees. The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $75,450.

         The Company has been advised by Ernst & Young that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         UNLESS MARKED TO THE CONTRARY, SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR FISCAL 2001.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the Board of Directors of the Company are held on a quarterly basis. The Board of Directors of the Company held a total of four regular meetings and no special meetings during the fiscal year ended December 31, 2000. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of committee meetings on which such director served during the fiscal year ended December 31, 2000.

         The Audit Committee of the Board of Directors reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. In fiscal 2000, the members of the Audit Committee, which met two times during the fiscal year, were Messrs. Leinfelder (Chairman), Funk, Nordeen and Quillin.

         The Stock Option Committee of the Board reviews and approves the granting of options and restricted stock under the Company's stock incentive plans and administers such plans. In fiscal 2000, the Stock Option Committee consisted of Messrs. Luby (Chairman), Lommen, Rundle and Ms. Davenport. The Stock Option Committee met one time during the fiscal year ended December 31, 2000.

         The entire Board of Directors of the Company acted as a Nominating Committee for the selection of nominees for director to stand for election at the Annual Meeting. The Board, acting as a Nominating Committee, met once during the fiscal year ended December 31, 2000 to consider director nominees for the Annual Meeting of Shareholders of the Company held in April 2000. In January 2001, the Board of Directors of the Company, acting as the Nominating Committee, considered nominations for directors to be elected at the Annual Meeting to be held in April 2001. The Company's Bylaws allow for stockholder nominations of directors and require such nominations to be made in accordance with specific procedures. See "Matter 1. Election of Directors--Stockholder Nominations."

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

              The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.



NAME                       AGE                  PRINCIPAL OCCUPATION
----                       ---                  --------------------


Bradford R. Price.......... 47      Executive Vice President and Secretary of
                                    the Company and the Bank (Corporate
                                    Administration and Operations Division
                                    Manager) since March 2001; Executive Vice
                                    President and Secretary of the Company and
                                    the Bank (Residential Lending Division
                                    Manager) from March 1992 until March 2001;
                                    Senior Vice President and Secretary of the
                                    Company and the Bank from June 1989 until
                                    March 1992; Senior Vice President and
                                    Secretary of FFLX from 1986 until June 1989
                                    and prior thereto Secretary and Vice
                                    President-Lending of FFLX.

Robert P. Abell............ 52      Senior Vice President of the Bank
                                    (Commercial Real Estate Lending Division
                                    Manager) since March 1992; Vice President of
                                    the Bank from June 1989 until March 1992;
                                    Vice President-Commercial Real Estate
                                    Lending of FFLX from December 1987 until
                                    June 1989.

Milne J. Duncan............ 52      Senior Vice President of the Bank (Human
                                    Resources Division Manager) since March
                                    1992; Vice President of the Bank from June
                                    1989 until March 1992; Vice President of
                                    FFLX from 1986 until June 1989.

Joseph M. Konradt.......... 44      Executive Vice President of the Bank
                                    (Community Banking Division Manager) since
                                    March 2001; Senior Vice President of the
                                    Bank (Retail Banking Division Manager) from
                                    March 1992 until March 2001; Vice President
                                    of the Bank from June 1989 until March 1992;
                                    Vice President of FFLX from 1986 until June
                                    1989 and prior thereto Director of Marketing
                                    of FFLX.

Michael W. Dosland......... 41      Senior Vice President, Treasurer and Chief
                                    Financial Officer of the Company and the
                                    Bank (Finance Division Manager) since
                                    February 2001; Vice President and Controller
                                    of the Company and the Bank from March 1992
                                    until February 2001; Controller of the
                                    Company and the Bank since June 1989 and
                                    prior thereto, Controller of FFLX from 1987
                                    until June 1989.


                                       8

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of Common Stock as of February 28, 2001 (except as otherwise noted below) by (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the SEC in accordance with Sections 13(d) or 13(g) of the Exchange Act, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.


                                                                                                 SHARES OF
                                                                                               COMMON STOCK
                                                                                           BENEFICIALLY OWNED(1)
                                                                                           ---------------------
                                                                                                       PERCENT OF
                NAME                                                                       NUMBER         CLASS
                ----                                                                       ------      ----------


Gail K. Cleary, and related persons and entities (2)                                     1,465,564        8.0%
     c/o Cleary Management Corporation
     301 Sky Harbour Drive
     La Crosse, Wisconsin 54603

Directors:
     Marjorie A. Davenport (3)......................................................        36,551        *
     Henry C. Funk (3)..............................................................       174,085        *
     John F.  Leinfelder (3)........................................................       114,830        *
     Richard T. Lommen (3)..........................................................       276,700        1.5
     Patrick J. Luby (3)............................................................       120,556        *
     David C. Mebane (3)............................................................        49,383        *
     Dale A. Nordeen (3)............................................................       129,968        *
     Phillip J. Quillin (3).........................................................       167,238        *
     Don P. Rundle (3)..............................................................        97,972        *
     Jack C. Rusch (3) (4) (6)......................................................       394,165        2.1
     Thomas W. Schini (3) (4) (6)...................................................       780,825        4.2

Executive Officers who are not Directors:
     Bradford R. Price (3) (4) (6)..................................................       395,444        2.2
     Joseph M. Konradt (3) (4) (5) (6)..............................................       171,153        *
     Robert P. Abell (3) (4) (5) (6)................................................       129,689        *

All directors and executive officers of the Company and the Bank as a group
     (16 persons) (3) (4) (5) (6)...................................................     3,237,490       17.3%


------------

* Represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of Common Stock if he or she, directly or indirectly, has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes shares of Common Stock held directly by the individual as well as by members of such individual's immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individual effectively exercises sole or shared voting and/or investment power. Fractional shares of Common Stock held by certain executive officers under the First Federal Capital Corp Employee Stock Ownership Plan (the "ESOP") and the First Federal Savings Bank La Crosse-Madison Savings Investment Plan (the "401(k) Plan") have been rounded to the nearest whole share.

(2) Gail K. Cleary possesses sole voting and dispositive power individually or by trust with respect to 1,000,437 of the indicated shares. Persons and entities related to Gail K. Cleary who or which beneficially own shares of Common Stock include: Sandra G. Cleary and Kristine H. Cleary, adult children of Mrs. Cleary, who possess sole voting and dispositive power individually or by trust with respect to 86,059 shares and 78,106 shares, respectively; Megan Coffey, Sara Coffey, William Coffey and Katherine Heise, grandchildren of Mrs. Cleary, who beneficially own 12,162, 12,162, 3,100 and 800 shares, respectively; the Cleary - Kumm Foundation, Inc., a charitable foundation for which various members of the Cleary and Kumm families serve as executive officers and directors, which possesses sole voting and dispositive power with respect to 219,938 shares; and the Roy E. Kumm Family Trust, North Central Trust Company, Trustee, of which Gail K. Cleary, Sandra
         G. Cleary and Kristine H. Cleary are beneficiaries, which possesses sole voting and dispositive power with respect to 52,800 shares.

(3) Includes shares of Common Stock which the named individuals and certain executive officers have the right to acquire within 60 days of the Voting Record Date pursuant to the exercise of stock options as follows: Ms. Davenport - 33,200; Mr. Funk - 8,800; Mr. Leinfelder - 26,400; Mr. Lommen - 8,800; Mr. Luby - 8,800; Mr. Mebane - 8,800; Mr.
         Nordeen - 0; Mr. Quillin - 35,196; Mr. Rundle - 8,800; Mr. Schini - 76,800; Mr. Rusch - 31,200; Mr. Price - 31,200; Mr. Konradt - 28,800
         and Mr. Abell - 19,800. Does not include options for shares of Common Stock which do not vest within 60 days of the Voting Record Date which have been awarded to executive officers and directors under the Company's stock option plans.

(4) Includes shares of Common Stock awarded under the Company's stock incentive plans which are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.

(5) Includes shares of Common Stock allocated to the accounts of executive officers pursuant to the 401(k) Plan, for which such individuals possess shared investment power and shared voting power over the shares of Common Stock allocated to their own account, of which approximately 2,479 shares are allocated to accounts of the executive officers named in the Summary Compensation Table as follows: Mr. Schini - 0; Mr. Rusch
         - 0; Mr. Price - 0; Mr. Konradt - 1,092; and Mr. Abell - 1,387.

(6) Includes shares of Common Stock allocated to certain executive officers under the ESOP, for which such individuals possess shared voting power, of which approximately 119,847 shares were allocated to executive officers named in the Summary Compensation Table as follows: Mr. Schini
         - 39,276; Mr. Rusch - 23,445; Mr. Price - 23,006; Mr. Konradt - 17,218;
         and Mr. Abell - 16,902.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the NASD by certain dates. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Company, the Company believes that during the fiscal year ended December 31, 2000, officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements, except for Mr. Nordeen, who inadvertently failed to timely file two reports on Form 4 relating to sale transactions in February and May 2000, all of which were subsequently reported on a Form 4.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

         The following table summarizes the total compensation paid by the Bank to its Chief Executive Officer and the next four highest paid executive officers of the Company and its subsidiaries whose compensation, based on salary and bonus, exceeded $100,000 during the Company's fiscal years ended December 31, 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE



                                                                             LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                       -------------------

                                                                        VALUE OF         NUMBER
                                                                       RESTRICTED       OF SHARES
                                         ANNUAL COMPENSATION(3)          STOCK         SUBJECT TO        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY(1)     BONUS(2)    AWARDS(4)(5)     OPTIONS(6)     COMPENSATION(7)
---------------------------        ----  -------------  -----------   ------------     ----------     ---------------

Jack C. Rusch(8) ................  2000   $  219,392    $  112,244     $  165,000        60,000           $  10,451
   President and                   1999      169,433        67,940             --            --              10,009
   Chief Executive Officer         1998      159,600        68,051        263,257        31,200               7,509

Thomas W. Schini(8)..............  2000   $  367,500    $  179,286             --            --           $  21,494
   Chairman of the Board           1999      350,000       175,224             --            --              21,134
                                   1998      333,333       171,936     $  669,042        76,800              17,501

Bradford R. Price................  2000   $  198,439    $   80,444             --        20,000           $   9,576
   Executive Vice President        1999      169,433        67,940             --            --               9,097
   and Secretary                   1998      159,600        68,051     $  263,257        31,200               6,443

Joseph M. Konradt................  2000   $  185,628    $   72,400             --        15,000           $   9,111
   Executive Vice President        1999      158,333        63,500             --            --               8,667
                                   1998      150,312        63,142     $  235,772        28,800               6,301

Robert P. Abell..................  2000   $  133,288    $   38,921             --            --           $   9,337
   Senior Vice President           1999      125,800        37,800             --            --               8,763
                                   1998      123,135        37,952     $  160,121        19,800               6,352


------------

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(1) Includes compensation earned and deferred by the named executive officers pursuant to the 401(k) Plan.

(2) Executive officers of the Company receive cash bonus compensation under the First Federal Savings Bank La Crosse-Madison Annual Incentive Bonus Plan (the "Annual Bonus Plan") which is based upon the Bank's performance. See "Compensation Committee Report." For the fiscal years ended December 31, 2000, 1999 and 1998, all bonus compensation paid to the named executive officers was made pursuant to the Annual Bonus Plan.

(3) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(4) Amounts shown in this column represent the value of shares of Common Stock awarded to the named executive officers based upon the closing market price of the Company's Common Stock on the date of grant. No shares of restricted stock were awarded during the fiscal year ended December 31, 1999. The amounts indicated for fiscal 1998 and 2000 represent:

         - The aggregate value of 15,000 shares of restricted stock awarded to Mr. Rusch in connection with his appointment as President of the Company and the Bank that is subject to the following vesting schedule: (i) 5,000 - 8/1/01; (ii) 5,000 - 8/1/02; and (iii) 5,000 - 8/1/03;

         - The aggregate value of restricted stock contingently awarded pursuant to the 1998-2000 long-term incentive plan, assuming the Company achieves the average ROE target for 1998-2000, and awarded shares as follows: (i) Mr. Rusch - 10,400 shares; (ii) Mr. Schini - 25,600 shares; (iii) Mr. Price - 10,400 shares;
                  (iv) Mr. Konradt - 9,600 shares; and (v) Mr. Abell - 6,600 shares; and

         - The aggregate value of additional shares of restricted stock awarded pursuant to the 1995-1997 long-term incentive plan in fiscal 1998, based upon the Company exceeding plan performance targets for the 1995-1997 period, and awarded shares as follows: (i) Mr. Rusch - 6,696 shares; (ii) Mr. Schini - 17,764 shares; (iii) Mr. Price - 6,696 shares; (iv) Mr. Konradt - 5,740 shares; and (v) Mr. Abell - 3,826 shares.

       Restricted stock awarded for the 1995-1997 period was fully vested as of January 1, 2000. Restricted stock awarded for the 1998-2000 period will vest at the rate of 50% on January 1, 2002 and January 1, 2003, provided the applicable plan performance criteria are satisfied for the 1998-2000 period. Pursuant to the terms of the plans under which the foregoing shares were awarded, the number of shares subject to such awards were adjusted in fiscal 1998 to reflect the Company's 2-for-1 stock split in June 1998.

(5) At December 31, 2000, the aggregate value of restricted (unvested) stock holdings by Messrs. Rusch, Schini, Price, Konradt and Abell was $368,300, $371,200, $150,800, $139,200 and $95,700, respectively, based on a total of 25,400, 25,600, 10,400, 9,600 and 6,600 shares awarded in fiscal 1998 and 2000, respectively (adjusted for the 2-for-1 stock split in June
       1998), which were unvested on December 31, 2000, and the closing market price of the Company's Common Stock on that date ($14.50 per share). Recipients of restricted stock awards are entitled to vote and receive payment of any dividends on unvested shares of Common Stock. For a further discussion of the Company's long-term incentive plans, see "Compensation Committee Report."

(6) Amounts shown in this column represent the total number of shares of Common Stock subject to options granted to the named executive officers under the Company's long-term stock incentive plans during the fiscal years 1998 and 2000. Pursuant to the terms of the plans under which the options were granted, the number of shares subject to outstanding option grants were adjusted in fiscal 1998 to reflect the Company's 2-for-1 stock split in June 1998. No options were granted to the named individuals in fiscal 1999.

(7) Amounts shown in this column represent the Bank's contributions on behalf of the named executive officers under the 401(k) Plan, the ESOP, the Executive Life Bonus Plan ("Life Bonus Plan"), and disability insurance premiums paid by the Bank for the fiscal years ended December 31, 2000, 1999 and 1998. The amounts shown for each individual for the fiscal year ended December 31, 2000 are derived from the following figures: (i) Mr. Rusch - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,838 - Life Bonus Plan payment, and $963 - disability premium; (ii) Mr. Schini - $5,100 matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $12,980 - Life Bonus Plan payment, and $864 - disability premium; (iii) Mr. Price - $5,100 matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,270 - Life Bonus Plan payment, and $656 - disability premium; (iv) Mr. Konradt
       - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,100 - Life Bonus Plan payment, and $361 - disability premium; and (v) Mr. Abell - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $956 - Life Bonus Plan payment, and $731 - disability premium.

(8) Mr. Schini retired as President of the Company and Bank effective July 31, 2000 and as Chief Executive Officer of the Company and the Bank as of December 31, 2000. Mr. Rusch was elected by the Board of Directors of the Company and the Bank to serve as successor President and Chief Operating Officer effective August 1, 2000 and Chief Executive Officer of the Company and the Bank as of January 1, 2001.

STOCK OPTIONS

         As of December 31, 2000, the Company and its subsidiaries had 998 officers and employees eligible to participate in the Company's current stock option and incentive plans, which include the First Federal Capital Corp 1989 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Option and Incentive Plan (f/k/a the Rock Financial Corp. 1992 Stock Option and Incentive Plan) and the First Federal Capital Corp 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). As of December 31, 2000, 3,316,184 shares of Common Stock had been granted under the Stock Option and Incentive Plans (either in the form of option grants or restricted stock awards) and a total of 1,164,324 shares of Common Stock were available for granting.

         The following table sets forth certain information concerning individual grants of stock options to certain of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------

                                                      % OF TOTAL
                                                        OPTIONS        PER SHARE
                                                      GRANTED TO       EXERCISE
                                        OPTIONS      EMPLOYEES IN        PRICE        EXPIRATION       GRANT DATE
              NAME                    GRANTED(1)    FISCAL YEAR(2)     ($/SH)(1)         DATE       PRESENT VALUE(3)
       --------------------           ----------    --------------     ---------      -----------   ----------------

Jack C. Rusch..................         60,000           63.2%           $11.00        08/01/10         $231,000

Bradford R. Price..............         20,000           21.1             11.00        08/01/10           77,000

Joseph M. Konradt..............         15,000           15.8             11.00        08/01/10           57,750


--------------

(1) The options granted are subject to a vesting schedule under the stock option plans and are exercisable as follows: (i) Mr. Rusch: 20,000 - 8/01/01; 20,000 - 8/01/02; 20,000 - 8/01/03; (ii) Mr. Price: 6,666 -
         8/01/01; 6,666 - 8/01/02; 6,667 - 8/01/03; and (iii) Mr. Konradt: 5,000
         - 8/01/01; 5,000 - 8/01/02; 5,000 - 8/01/03.

(2) Options to purchase 95,000 shares of Common Stock were granted to eligible participants under the Company's stock option plans during the fiscal year ended December 31, 2000.

(3) Based upon the Black-Scholes option pricing model, adopted for use in valuing stock options, based upon the following variable assumptions:
         (i) a seven year expected life; (ii) a volatility statistic of 35%;
         (iii) a dividend yield of 3.0%; and (iv) a 6.0% risk-free interest rate. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

         The following table sets forth certain information concerning the exercise of stock options granted under the Company's Stock Option and Incentive Plans by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000, and the value of their unexercised stock options at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                               VALUE OF
                                                                  NUMBER OF                    UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                           NUMBER OF                                OPTIONS                       OPTIONS
                           SHARES                             AT FISCAL YEAR-END           AT FISCAL YEAR-END(2)
                         ACQUIRED ON       VALUE        ----------------------------- -----------------------------
NAME                       EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                     -----------     -----------    -----------    -------------  -----------   -------------

Jack C. Rusch..........          --            --         31,200          60,000      $      --      $  210,000

Thomas W. Schini.......          --            --         76,800               0             --              --

Bradford R. Price......          --            --         31,200          20,000             --          70,000

Joseph M. Konradt......          --            --         28,800          15,000             --          52,500

Robert P. Abell .......          --            --         19,800               0             --              --


(1) The value realized was calculated based upon the difference between the fair market value of the shares of Common Stock subject to the exercised options on the exercise date and the exercise price of the options.

(2) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the stock options ($14.50) (which was the closing price on December 31, 2000) and the exercise price of the options at December 31, 2000.

PENSION PLAN

         The Bank maintains the First Federal Savings Bank La Crosse-Madison Pension Plan (the "Pension Plan") for the benefit of employees of the Company and its subsidiaries. The Pension Plan is a non-contributory defined benefit pension plan. All employees who are at least age 20 and who have completed twelve months of at least 1,000 hours of service with the Company or its subsidiaries are eligible to participate in the Pension Plan.

         Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of compensation during the last ten years of employment. Compensation is defined to include salary, bonuses, overtime, commissions, vacation and 401(k) plan deferrals, and does not include expense reimbursement, non-cash or stock compensation. Benefits are calculated based on a formula that is coordinated with Social Security covered compensation. Such amounts are within 10% of the total compensation and bonus reported for the named individuals in the Summary Compensation Table above.

         The maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $170,000 and the maximum annual benefit permitted under such plans currently is $135,000. At December 31, 2000, Messrs. Rusch, Schini, Price, Konradt and Abell had 16.7, 41.5, 20.8, 19.6 and 13.1 years of credited service, respectively, under the Pension Plan.

         The Board of Directors of the Bank also has authorized a supplemental non-qualified retirement plan ("Supplemental Plan") to provide certain additional retirement benefits to Messrs. Rusch, Schini, Price, Konradt and Abell. The Supplemental Plan provides that Messrs. Rusch, Schini, Price, Konradt and Abell shall receive a supplemental pension benefit commencing on the first day of the calendar month following their retirement equal to the dollar amount of the retirement benefit that would have been paid under the Pension Plan, 401(k) Plan and ESOP without regard to the maximum annual benefit limitation of
Section 415 of the Internal Revenue Code (which was $135,000 for 2000) and the maximum annual compensation limitation in Section 401(a)(17) of the Internal Revenue Code ($170,000 for 2000). The Supplemental Plan provides that the Bank shall establish a supplemental defined contribution account which shall include the amount of contributions which were not allocated to their accounts under the 401(k) Plan and ESOP because of the limitations imposed by the Internal Revenue Code. In addition to the amounts payable in the table below, the additional projected benefits under the Supplemental Plan payable to

Messrs. Rusch, Schini, Price, Konradt and Abell amounted to an annual benefit at age 65 of $74,757, $137,893, $47,061, $47,013 and $1,022, respectively, with respect to the Pension Plan and a lump sum benefit of $15,751, $247,029, $13,243, $9,414 and $437, respectively, with respect to the 401(k) Plan and the ESOP at December 31, 2000.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in fiscal 2000 to the named executive officers under the Company's Pension Plan, expressed in the form of a ten year "single life" annuity benefit, based on average annual compensation and years of service classifications specified. The table does not set forth the amount of minimum annual benefits accrued by certain Pension Plan participants under the benefit plan formula previously in effect before the Pension Plan was amended.



                               PENSION PLAN TABLE


   AVERAGE                                                        CREDITABLE YEARS OF SERVICE AT AGE 65
   ANNUAL                                       -------------------------------------------------------------------
COMPENSATION                                       10             15              20             25          30
------------                                    --------       ---------      ---------       ---------   ---------

$   60,000 ...............................      $ 9,000         $13,500        $18,000        $22,500       $22,500
    80,000 ...............................       12,700          19,000         25,400         31,700        31,700
    100,000...............................       16,400          24,600         32,800         41,000        41,000
    125,000...............................       21,000          31,500         42,000         52,500        52,500
    150,000...............................       25,600          38,500         51,300         64,100        64,100
    170,000...............................       29,300          44,000         58,700         73,400        73,400
    200,000...............................       34,900          52,300         69,800         87,200        87,200
    250,000...............................       44,100          66,200         88,300        110,400       110,400
    300,000...............................       53,400          80,100        106,800        133,500       133,500
    350,000...............................       62,600          94,000        125,300        156,600       156,600
    400,000...............................       71,900         107,800        143,800        179,700       179,700
    450,000...............................       81,100         121,700        162,300        202,900       202,900
    500,000...............................       90,400         135,600        180,800        226,000       226,000
    550,000...............................       99,600         149,500        199,300        249,100       249,100
    600,000...............................      108,900         163,300        217,800        272,200       272,200
    650,000...............................      118,100         177,200        236,300        295,400       295,400


 EMPLOYMENT AGREEMENTS

   FISCAL 2000 EMPLOYMENT AGREEMENTS

         In fiscal 2000, the Company and the Bank entered into employment agreements with Messrs. Rusch, Schini, Price, Konradt and Abell (collectively, the "Employment Agreements"). Under the Employment Agreements in effect for fiscal 2000, the base salaries for Messrs. Rusch, Schini, Price, Konradt and Abell were $275,000, $370,440, $210,500, $189,200 and $134,000, respectively. In addition to base salary, the Employment Agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any stock-based incentive programs of the Company and the Bank.

         Messrs. Rusch, Schini, Price and Konradt's Employment Agreements with the Bank and the Company are for three years and Mr. Abell's Employment Agreement is for two years, and each agreement may be extended on an annual basis for successive additional one-year periods upon the expiration of each year of the term upon review and approval by the Board of Directors of the Company and the Bank. In April 2000, the Board of Directors of the Bank extended the term of each of the Employment Agreements with Messrs. Rusch, Schini, Price, Konradt and Abell for an additional year.

         Under the Employment Agreements, the Bank may, without further liability, terminate such employment for "cause," which includes, generally, conviction of a felony or any crime involving falsehood, fraud or moral turpitude, willful failure to perform his duties and responsibilities in accordance with written instructions approved by at least two-thirds of the Board, a willful act of misconduct or violation of any law, regulation or cease and desist order which is injurious to the Bank, a willful breach of fiduciary duty involving personal profit and incompetence, personal dishonesty or material breach of the Employment Agreement by the executive. The Employment Agreements with the Company terminate on the effective date of termination of the Employment Agreements with the Bank. The Employment Agreements also provide for termination or suspension of rights granted if the executives are terminated, suspended or permanently removed for certain violations of federal laws, or if regulatory authorities were to determine that the Bank is operating in an unsafe financial condition. The Employment Agreements also contain covenant-not-to-compete provisions that prohibit the executives from competing with a significant competitor (as defined therein) of the Company or the Bank for a period of twelve months following termination.

         In the event of a termination due to death or retirement, the executive is entitled to receive only that compensation and those benefits in which he was vested as of the date of termination. In the event of termination due to disability, the executive is entitled to receipt of his base salary for the remainder of the term of the Employment Agreement, offset by the total of any disability payments received by the executive during such period under any employer disability, governmental social security, or worker's compensation program.

         In the event of a termination for cause, the Company and the Bank's obligations under the Employment Agreements to Messrs. Rusch, Schini, Price, Konradt and Abell cease. In the event of termination of employment under certain circumstances, including termination without cause or other breach of the Employment Agreements by the Bank or the Company, the executive would be entitled to receive, for the remainder of the employment term (restored as of the date of termination), severance payments based on the highest rate of base salary within the three years preceding termination and the cash bonus paid in the most recently completed calendar year of employment. In addition, the executives shall be entitled to participate in all group health, dental and life insurance and certain other employee benefit plans, at no cost to the executives, for the remainder of the employment term, and to receive all other benefits in which the executive was vested as of the termination date. If the termination follows a "Change in Control," as defined therein, the executive may elect to receive the severance payment in a lump sum or over a period of three years from the date of Change in Control. Under the Employment Agreements with the Bank, the payments are limited, however, not to exceed such amounts that would be deemed to constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code, and by any amounts paid by a subsequent employer. In addition, the executives would receive additional benefits under the Pension Plan in an amount determined as if the executive were fully vested under the Pension Plan and had accumulated the additional years of credited service under the Pension Plan that he would have received had he continued employment with the Bank for the entire employment term at the highest annual rate of base salary in effect during the twelve months immediately preceding the termination date. Assuming that average annual compensation was at each executive's existing salary level for fiscal 2000 and utilizing the bonus amounts for fiscal 2000, severance pay in the event of a Change in Control would amount to $1,161,732, $1,649,178, $872,832, $784,800 and $345,842 for Messrs.
Rusch, Schini, Price, Konradt and Abell, respectively.

         The Employment Agreements define a "Change in Control" to include a change in control under certain federal laws regardless of whether approval of the Change in Control is required under such laws and whether resulting from merger, consolidation, reorganization, acquisition of the Bank or its assets, or any other event. The following other circumstances involving a Change in Control of the Bank which, if they occur, also provide the executives with termination benefits under the Employment Agreements: (i) termination of an executive officer's employment other than for cause after a Change in Control; (ii) resignation by an executive officer following a significant change in the nature or scope of his authorities or duties; (iii) a reassignment to duties in a location more than 25 miles from the location of the executive officer's principal office immediately before such Change in Control; and (iv) a determination by an executive officer that, as a result of such Change in Control and subsequent changes in the circumstances of his employment, he is unable to exercise effectively his prior authority or responsibility.

         If the severance benefits payable following a Change in Control would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executives' average annual compensation for the five calendar years preceding the year in which the Change in Control occurred, the severance benefits shall be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such Change in Control. The Employment Agreements with the Company provide that the

Company shall pay to the executives the entire amount of any unpaid severance that is not paid to them as a result of the Change in Control restrictions under their Employment Agreements with the Bank. In addition, under applicable law, a 20% excise tax would be triggered by change-in-control related payments that equal or exceed three times the executives' annual compensation over the five years preceding the Change in Control. The Employment Agreements with the Company provide that to the extent payments related to a Change in Control are subject to the excise tax, the Company will provide the executives with an additional amount sufficient to enable them to retain the full value of the Change in Control benefits as if the excise tax had not applied.

   FISCAL 2001 EMPLOYMENT AGREEMENT

         Effective January 1, 2001, in connection with Mr. Schini's retirement, Mr. Rusch assumed the role of Chief Executive Officer of the Company and the Bank. Mr. Rusch became President and Chief Operating Officer of the Company and the Bank effective August 1, 2000. Mr. Schini will continue to serve as Chairman of the Board of Directors of the Company and the Bank pursuant to the terms of employment agreements entered into with the Company and the Bank effective January 1, 2001. The agreements provide that from January 1, 2001 until June 30, 2002, Mr. Schini will serve as Chairman of the Board of Directors of the Company (subject to re-election as a director in April 2002) and Chairman of the Board of Directors of the Bank and will further serve the Company and the Bank in a consultative role and on special projects. Through June 30, 2002, Mr. Schini will be compensated at a base salary of $300,000 per year, which will not be reduced during the initial term of the agreement. After June 30, 2002, the agreements may be renewed for one-year terms by action of the Board of Directors of the Company and the Bank. In addition to base salary, the agreements provide for other benefits generally made available to other executive officers of the Company and the Bank, including benefits under any bonus or stock-based incentive plans. If Mr. Schini retires, dies or becomes disabled, he or his estate will be entitled to any compensation and benefits to which he was entitled through his termination date. If Mr. Schini is terminated for cause, he will not be entitled to any severance payment; however, he will be entitled to any benefits in which he was vested as of the termination date. Mr. Schini also will be entitled to change-in-control benefits equal to the compensation due him for the remainder of his employment contract term at the time of any change-in-control.

COMPENSATION OF DIRECTORS

   BOARD FEES

         Each member of the Board of Directors of the Company who is not a full-time employee is paid an annual retainer of $10,000. In addition, each non-employee director of the Company who also is a member of the Board of Directors of the Bank is paid an annual retainer of $10,000 for services rendered to the Bank. The Bank also contributes towards health insurance premiums on behalf of certain directors who previously have so elected, which are taxable to the directors. Participation in the Bank's health insurance plans is no longer offered to existing or new directors who have not previously elected to participate in such plans.

   DIRECTORS' DEFERRED COMPENSATION PROGRAM

         The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their directors' fees. Under the plans, the Company and the Bank are obligated to repay the deferred fees, in the manner elected by the participating director, together with interest at a stated rate. The repayments generally will commence upon the participating director's resignation from the Board of Directors, although the participating director may elect to receive repayments at an earlier time. During the fiscal year ended December 31, 2000, no director deferred funds pursuant to these deferred compensation plans.

   DIRECTORS' STOCK OPTION PLAN

         The Company adopted the 1989 Directors' Stock Option Plan and the 1992 Directors' Stock Option Plan (collectively, the "Directors' Plans") which provide for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the Directors' Plans, each director of the Company or the Bank who is not also an employee of the Company or any subsidiary is granted a compensatory stock option to purchase 8,800 shares of Common Stock upon election or reelection to the Boards of Directors of the Company and the Bank. The Directors' Plans also authorize discretionary grants of options to purchase shares of Common Stock.

                          COMPENSATION COMMITTEE REPORT

I.       COMPENSATION COMMITTEE

         The Personnel and Compensation Committee of the Bank (the "Committee") is responsible for recommending to the Board of Directors of the Bank the levels of compensation and benefits (excluding stock option grants and restricted stock awards) for executive officers of the Bank. The Stock Option Committee of the Company reviews and approves the grant of options and restricted stock awards pursuant to the Company's stock incentive plans.

         Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and certain other executive officers of the Company. The rules require compensation disclosure in the form of tables and a report by the Compensation Committee of the Company which explains the rationale and considerations that led to fundamental decisions affecting such individuals. The Committee has prepared the following report, at the direction and approval of the Board of Directors of the Company, for inclusion in this Proxy Statement.

II.      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Committee consists of the same independent directors who are neither officers nor employees of the Company or the Bank ("Outside Directors") and who serve on the Company's Stock Option Committee (Directors Davenport, Lommen, Luby and Rundle). Mr. Rundle serves as Chairman of the Committee and Mr. Luby serves as Chairman of the Company's Stock Option Committee. There are no interlocks, as defined under the rules and regulations of the SEC, between the Committee, the Company's Stock Option Committee and corporate affiliates of members of such committees.

III.     EXECUTIVE COMPENSATION POLICIES AND PLANS

         The Committee uses the concept of total compensation in structuring a combination of base salary, incentive bonus, long-term compensation and perquisites for executive officers. It is the intent of the Committee to recommend a base salary for executive officers that is comparable to the median pay level of executives of similarly sized financial institutions based upon available competitive market data. The Committee uses outside consultants and published compensation survey data to review competitive rates of pay, to establish salary ranges, and to recommend base salary and bonus pay levels. Based upon such review, for fiscal 2000, the average increase in base salary for the three highest paid executive officers (other than Messrs. Rusch or Schini) was 16.6%. The Company's executives, in general, will receive a level of compensation (base salary plus cash incentive bonus) at or above the median annual compensation paid by financial competitors of the Company only when the Company meets or exceeds the median return on assets ("ROA") and return on equity ("ROE") levels of its peer group.

         The Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by the shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Committee has been advised that no executive officer of the Company received compensation in fiscal 2000 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code.

         Both short-term and long-term incentive plans are used to reward executive officers for the Company's performance relative to identified peer groups. Short-term incentive compensation, paid in the form of annual cash bonuses, is determined pursuant to factors outlined in the First Federal Savings Bank La Crosse-Madison Annual Incentive Bonus Plan (the "Annual Bonus Plan") and long-term incentive compensation, paid in the form of restricted stock awards and stock option grants, is determined pursuant to factors outlined in the Company's long-term performance award plans which are reviewed and approved by the Board of Directors of the Company every three years.

   ANNUAL BONUS PLAN

         The factors used in measuring the Company's performance under the Annual Bonus Plan are a weighted combination of ROA and ROE. In general, a payment pursuant to the terms of the Annual Bonus Plan is made only after the Company's financial performance equals or exceeds median peer group financial performance. The peer group includes a group of similarly sized publicly traded thrifts. The Board of Directors reviews the terms of the Annual Bonus Plan each year and establishes the threshold, target and maximum ROA and ROE levels, and percentage of incentive award to be based upon ROA and ROE, respectively, after evaluation of the Company's strategic business plan and other factors the Board deems appropriate.

         For fiscal 2000, ROA accounted for 25% and ROE accounted for 75% of the total cash incentive award opportunity. Executive officers are eligible to earn incentive compensation based on the Company achieving threshold, target and maximum ROA and ROE performance at the 50th percentile, 65th percentile and 80th percentile, respectively, of the peer group. In general, if financial performance is below the threshold level, no incentive compensation will be earned. Individual award targets vary by executive group (CEO, Executive Vice Presidents, Senior Vice Presidents and Department Managers) and are established as a percentage of base salary. However, even if the Company's performance exceeds the target ratios of the peer group, the Board of Directors of the Company and the Bank can elect to reduce or cancel incentive payments if the Company's ROE does not equal or exceed a "risk-free rate of return" defined to be 110% of the average one-year treasury bill rate for the plan year. In addition, the performance measures may be adjusted in any fiscal year if the Board of Directors approves management proposals or directs management to implement proposals designed to enhance the long-term performance of the Company but which would materially impact payments under the Annual Bonus Plan.

         For fiscal 2000, the Company is projected to achieve financial performance objectives that exceed the 70th percentile for ROA and the 90th percentile for ROE relative to the Annual Bonus Plan peer group. Based on the Company's projected financial performance, cash bonuses were paid to Annual Bonus Plan participants in fiscal 2000 representing part of the ROA and ROE components of their 2000 bonus award. The balance of the 2000 incentive cash bonus will be paid in fiscal 2001 when final peer data is available. The average bonus earned under the Annual Bonus Plan in fiscal 2000 by the three highest paid executive officers at year-end (other than Messrs. Rusch and Schini) was 36.7% of their base salaries compared to 36.9% in fiscal 1999.

   LONG-TERM AWARD PLAN:  1998 - 2000 PLAN PERIOD

         In fiscal 1998, the Board of Directors of the Company reviewed and approved the terms of the First Federal Capital Corp Long-Term Performance
Award Plan (1998-2000) (the "Long-Term Award Plan") which provides for the grant of stock options and awards of restricted stock. The purpose of the Long-Term Award Plan is to strengthen the link between executive compensation and long-term organization performance. In determining appropriate stock option grants and stock awards, the Stock Option Committee considers the executives' contribution toward institutional performance and the executives' expected contribution toward meeting the organization's long-term strategic goals as well as industry practice. Any value received by the executive from an option grant and any increase in the value of a stock award is a function of any increase in the price of the Common Stock. As a result, the value of the long-term compensation is directly aligned with increased stockholder value. The total of targeted or projected values of long-term awards at the date of the grant is set considering observed market practices for similar institutions in the financial industry.

         Pursuant to the Long-Term Award Plan, the Company's financial performance is measured by comparing the Company's average ROE over a three-year performance period to the average ROE of all publicly traded thrifts (as defined by the SNL Securities database of publicly traded thrifts) over the same period. Executive officers are granted stock options and awarded restricted stock based upon the Company achieving threshold, target and maximum ROE performance at the 50th percentile, 75th percentile and 90th percentile, respectively, of all publicly traded thrifts. Individual award targets vary by executive group (CEO, Executive Vice Presidents and Senior Vice Presidents) and are established as a percentage of base salary. Department Managers also are eligible to participate and may be awarded stock options and restricted stock at the discretion of the Stock Option Committee. Under the

Long-Term Award Plan, stock options are granted and restricted stock is awarded at the beginning of the performance period based upon the Company achieving the target 75th percentile performance. The options vest at the rate of 33-1/3% over a three-year period from the date of grant, with no adjustment at the end of the plan period. The exercise price of the options is established at the fair market value of the Company's Common Stock on the date of grant. Restricted stock is awarded at the beginning of the plan period, subject to adjustments and vesting schedules as described herein.

         In fiscal 1998, pursuant to the Long-Term Award Plan (1998-2000), options to acquire 204,000 shares of Common Stock (adjusted for the June 1998 2-for-1 stock split) were granted to executive officers of the Company (including the CEO), and 68,000 shares of restricted stock (adjusted for the June 1998 2-for-1 stock split) were contingently awarded to such executive officers, subject to the Company achieving the above-noted benchmark ROE performance during the 1998-2000 plan period. At the end of the 1998-2000 performance period, all of the contingently issued restricted shares must be forfeited by participants if the Company has not achieved the threshold 50th percentile performance and a portion of the restricted shares must be forfeited by participants if the Company has not achieved the target 75th percentile performance. If the Company's performance has exceeded the target 75th percentile, additional shares of restricted stock will be awarded as provided for under the Long-Term Award Plan (1998-2000). The balance of such additional awards, if any, will be made in fiscal 2001 when final peer data is received. The restricted stock awards when finalized for the 1998-2000 plan period will be subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2002 and 2003. However, the Stock Option Committee may elect to cancel or reduce restricted stock awards if the Company's average three-year ROE is below a "risk-free rate of return" defined to be 110% of the average three-year treasury bill over the performance period.

         In fiscal 1999 and 2000, no options to purchase shares of Common Stock were granted and no restricted stock awards were made to executive officers pursuant to the Long-Term Award Plan (1998-2000). However, in fiscal 2000, options to acquire 95,000 shares of Common Stock were granted to executive officers of the Company outside of the Long-Term Award Plan. In addition, Mr. Rusch was granted 15,000 shares of restricted stock outside of the Long-Term Award Plan in connection with becoming the President of the Company and the Bank, and such shares are subject to a three-year vesting period with 5,000 shares vesting on August 1 of each year in 2001, 2002 and 2003.

         Shares of restricted stock and stock options granted pursuant to the Company's Long-Term Award Plans are made from shares of Common Stock reserved for issuance under the First Federal Capital Corp. 1989 Stock Incentive Plan, the First Federal Capital Corp. 1992 Stock Incentive Plan, the Rock Financial Corp. 1992 Stock Option and Incentive Plan (which was assumed by the Company in connection with the Rock Merger) and the First Federal Capital Corp. 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). Under the Stock Option and Incentive Plans, the Stock Option Committee also may authorize discretionary awards irrespective of whether the performance criteria set forth in the Long-Term Award Plan are met and may authorize discretionary awards for such other incentive/reward purposes as it may deem advisable from time to time.

IV.      PRESIDENT AND CEO COMPENSATION

         Mr. Thomas W. Schini retired as President of the Company and the Bank effective July 31, 2000 and as Chief Executive Officer of the Company and the Bank as of December 31, 2000. Mr. Jack C. Rusch was elected by the Board of Directors of the Company and the Bank to serve as successor President and Chief Operating Officer effective August 1, 2000 and as Chief Executive Officer effective January 1, 2001. Mr. Schini continued to serve as Chairman of the Board of Directors of the Company and the Bank in fiscal 2000. As noted herein, Mr. Schini will continue to serve as Chairman of the Board of Directors of the Company and the Bank in fiscal 2001 and will further serve the Company and the Bank in a consultative role and on special projects. See "Employment Agreements
- Fiscal 2001 Employment Agreement."

         Messrs. Schini and Rusch's cash compensation (salary and bonus) for fiscal 2000 consisted of competitively determined base salaries as well as the payment of cash incentive bonuses based upon the Company's fiscal 2000 financial performance. Mr. Schini's base salary was increased 5.0% over 1999. Mr. Rusch's base salary was increased 17.1% over 1999, which, in part, reflected his new position as President and Chief Operating Officer effective August 1, 2000 and the Committee's recommendation to pay him a base salary that was representative of comparable financial institutions of similar asset size and performance.

         During fiscal 2000, cash incentive bonuses of $179,286 and $112,244 were paid to Messrs. Schini and Rusch, respectively. These payments represented a portion of their fiscal 2000 bonuses as well as the balance of their fiscal 1999 bonuses under the Company's Annual Bonus Plan. The 1999 cash bonus reflected the Company's financial performance relative to its peer group which data was at the 77th percentile for ROA and 93rd percentile for ROE. The Company achieved a ROA of 1.19% and a ROE of 17.63% for fiscal 1999, which resulted in final payments to Messrs. Schini and Rusch in fiscal 2000 representing a portion of the ROA and ROE components of their bonuses. For fiscal 2000, the Company is projected to achieve financial performance objectives that exceed the 70th percentile for ROA and the 90th percentile for ROE. The balance of Messrs. Schini and Rusch's 2000 incentive cash bonuses will be paid to them in 2001 when final peer data is received. Incentive cash compensation paid in 2000 was 48.4% and 40.8% of base compensation compared to 49.7% and 40.0% of base compensation in 1999 for Messrs. Schini and Rusch, respectively. In addition, as noted above, Mr. Rusch was granted options to purchase 60,000 shares of Common Stock and 15,000 shares of restricted stock in fiscal 2000.

                                                       MARCH 2001

                                                       COMPENSATION COMMITTEE

                                                       MARJORIE A. DAVENPORT

                                                       RICHARD T. LOMMEN

                                                       PATRICK J. LUBY

                                                       DON P. RUNDLE

                             AUDIT COMMITTEE REPORT

         The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

I.       AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The members of the Audit Committee are appointed by the Chairman of the Board of the Company and are approved by the Company's Board of Directors. At December 31, 2000, the Audit Committee was composed of four independent directors of the Company, Messrs. John F. Leinfelder (Chairman), Henry C. Funk, Dale A. Nordeen and Phillip J. Quillin. Effective in April 2001, Mr. Funk will retire from the Board of Directors of the Company and the Bank. Each of the current members of the Audit Committee is "independent" as defined by The Nasdaq Stock Market, Inc. ("Nasdaq") listing standards. These listing standards include qualitative and quantitative requirements regarding the independence and qualifications of Audit Committee members and the size of the Audit Committee.

         The Audit Committee acts pursuant to a written charter adopted and approved by the Company's Board of Directors on April 18, 2000 (the "Charter"). The Audit Committee is responsible for assisting the Company's Board of Directors in its oversight responsibilities regarding the Company's auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Company's policies, procedures and practices at all levels related to the financial control and reporting process. The Audit Committee's primary duties and responsibilities are outlined in the Charter, which is attached to this Proxy Statement as Appendix A.

         The Company's independent auditors, Ernst & Young LLP ("Ernst & Young"), are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the area of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

II.      AUDIT COMMITTEE ACTIONS IN FISCAL 2000

         In fiscal 2000, in connection with its oversight function, the Audit Committee met with Ernst & Young. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), Ernst & Young discussed various matters relating to the Company's financial results for fiscal 2000 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). Ernst & Young also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard ("ISBS") No. 1 (Independence Discussions with Audit Committees), disclosing any relationships between Ernst & Young and the Company and stating that in its professional judgment Ernst & Young believes that it is "independent" with respect to the Company within the meaning of the Securities Act and the Exchange Act.

         The Audit Committee also has reviewed written confirmations from management that there were no information technology consulting services relating to financial information systems design and implementation and internal audit services ("non-audit services") provided by Ernst & Young in fiscal 2000. The Audit Committee has considered whether the provision of such non-audit services by Ernst & Young to the Company is compatible with maintaining Ernst & Young's independence and has discussed with them their independence.

         Each year the Audit Committee is responsible for providing the Company's Board of Directors with a recommendation as to whether the Company's annual financial statements should be included in the Company's Annual Report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with the Company's management and Ernst & Young concerning the fiscal 2000 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee met in February 2001 to issue this Audit Committee Report and recommended to the Company's Board that the Company's fiscal 2000 financial statements be included in the 2000 Annual Report on Form 10-K filed with the SEC.

                                                        FEBRUARY 20, 2001

                                                        AUDIT COMMITTEE

                                                        JOHN F. LEINFELDER

                                                        HENRY C. FUNK

                                                        DALE A. NORDEEN

                                                        PHILLIP J. QUILLIN

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Stock Market Index (for United States companies), and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Index. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.


                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                          First Federal Capital Corp.

              Produced on 02/14/2001 including data to 12/29/2000


                                  [LINE CHART]





----------------------------------------------------------------------------------------------------------------------
                                               LEGEND

Symbol            CRSP Total Returns Index for:             12/1995  12/1996   12/1997   12/1998   12/1999   12/2000
------            -----------------------------             -------  -------   -------   -------   -------   -------

--------- [_]     First Federal Capital Corp.                100.0    134.4     296.7     291.6     266.4     274.1
---------  *      Nasdaq Stock Market (US Companies)         100.0    128.0     150.7     212.5     894.9     287.6
---------  /\     Nasdaq Bank Stocks                         100.0    132.0     221.1     219.6     211.1     241.1
                  SIC 6020~6029, 6710-6719 US & Foreign


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 12/29/1996.

-----------------------------------------------------------------------------------------------------------------------

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), FFLX and FFMD followed the policy of making loans to their directors, officers and employees at preferred interest rates and fees. In accordance with FIRREA, all loans to officers and directors are now made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. During 2000, no director or executive officer of the Company or the Bank had loans outstanding at preferred interest rates from the Company or the Bank which aggregated $60,000 or more.

         The Company and the Bank intend that all transactions in the future between the Company and the Bank and executive officers, directors, holders of 10% or more of the shares of any class of Common Stock of the Company and affiliates thereof, will contain terms no less favorable to the Company or the Bank than could have been obtained by them in arms' length negotiations with unaffiliated persons and will be approved by a majority of outside directors of the Company or the Bank, as applicable, not having any interest in the transaction.


            STOCKHOLDER PROPOSALS FOR THE FISCAL 2001 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN FISCAL 2001 PROXY MATERIALS

         To be considered for inclusion in the proxy statement relating to the Annual Meeting (for fiscal year ended December 31, 2001) to be held in April 2002, stockholder proposals must be received at the principal executive offices of the Company at 605 State Street, La Crosse, Wisconsin 54601, Attention:
Bradford R. Price, Executive Vice President and Secretary, no later than November 21, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested. Nothing in this section shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A STOCKHOLDER

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

DISCRETIONARY VOTING OF 2002 PROXIES

         Pursuant to Rule 14a-4(c) under the Exchange Act and Article II,
Section 2.17 of the Company's Bylaws, if a stockholder fails to notify the Company of such proposal by January 20, 2002, then the management proxies named in the form of proxy distributed in connection with the Company's proxy statement may use their discretionary voting authority to address the proposal submitted by the stockholder, without discussion of the proposal in the proxy statement.


                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                          BY ORDER OF THE BOARD OF DIRECTORS




La Crosse, Wisconsin                      Bradford R. Price
March 21, 2001                            Executive Vice President and Secretary

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

Authority:

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers ("NASD"). The Audit Committee shall be composed of at least three directors who shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall have the authority to delegate the performance of certain tasks relating to the review of the Office of Thrift Supervision's Thrift Financial Report and the interim financial statements appearing in the Company's Quarterly Report on Form 10-Q to the internal auditing department.

Responsibilities:

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.       Maintain minutes of meetings and make regular reports to the Board.

3. Review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q. Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Chair of the Committee may represent the entire Committee for the purposes of this quarterly review.

4. Review the annual audited financial statements with the independent auditor prior to the filing of the Company's Annual Report on Form 10-K. Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees.

5. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

6. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

8. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9. Meet with the independent auditor to review the planning and staffing of the audit.

10. Discuss with the independent auditors their ultimate accountability to the Audit Committee and the Board.

11. Require that the independent auditors shall, at least annually, disclose to the Audit Committee, in writing, all relationships between the auditors and the Company, confirm in the letter that they are independent of the Company, and discuss their independence with the Audit Committee. The Audit Committee shall not be responsible for establishing auditor independence standards and the members of the Audit Committee shall rely on representations from management and the independent auditor as to the provision of non-audit services, if any, and the assessment of whether the independent auditor meets the applicable auditor independence standards in light of the provision of any such services.

12. Evaluate together with the Board the performance of the independent auditor, and if necessary, recommend to the Board the replacement of the independent auditor.

13. Approve the annual fee proposal presented by the independent auditor. Recommend to the Board the appointment of the independent auditor.

14. Review the Office of Thrift Supervision's Thrift Financial Report and complete the certification required under 12 U.S.C. 1817 (a)(3).

15. Review the appointment and replacement of the senior internal auditing executive.

16.      Review the reports prepared by the internal auditing department.

17. Meet at least annually with the senior internal auditing executive and the independent auditor in separate executive sessions.

18. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Conflict of Interest/Corporate Opportunity Policy statement.

20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Conflict of Interest/Corporate Opportunity Policy statement.

                       [FIRST FEDERAL CAPITAL CORP LOGO]


--------------------------------------------------------------------------------



     FIRST FEDERAL CAPITAL CORP
     ANNUAL MEETING OF STOCKHOLDERS                          REVOCABLE PROXY

     -----------------------------------------------------------------------

          The undersigned hereby instructs Firstar Bank Milwaukee, N.A., the Trustee of the Trust created pursuant to the Savings Investment Plan ("SIP") of First Federal Savings Bank La Crosse-Madison and the Employee Stock Ownership Plan ("ESOP") of First Federal Capital Corp (the "Company"), to vote the shares of common stock, $0.10 par value per share ("Common Stock") of the Company which were allocated to my account as of March 8, 2001 under the SIP and/or ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company on April 25, 2001, at 10:30 a.m., Central Time, or any adjournments or postponements thereof.

          THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL SPECIFIED IN ITEM 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.








          (Continued, and to be signed and dated, on the reverse side)

                                                                                                         --------------------------
                                                                                                         | COMPANY #              |
                                                                                                         | CONTROL #              |
                                                                                                         --------------------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR
PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

-    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon, Central Time, on April 24, 2001.

-    You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-    Follow the simple instructions given over the telephone.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital
Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.







                                      IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.
                                                     \/  Please detach here  \/



-----                                                                                                                          -----
|                                                                                                                                  |
|                                                                                                                                  |

     1. ELECTION OF DIRECTORS
        Nominees for three-year term expiring in 2004:      |  | FOR all nominees listed       |  | WITHHOLD AUTHORITY
                                                                 (except as marked to               to vote for all nominees
        01 Patrick J. Luby         03 Jack C. Rusch              the contrary)                      listed
        02 Don P. Rundle

     (Instructions: To withhold authority to vote for any indicated nominee,         ---------------------------------------
     write the number(s) of the nominee(s) in the box provided to the right.)        |                                     |
                                                                                     |                                     |
                                                                                     ---------------------------------------


     2. PROPOSAL TO RATIFY the appointment of Ernst & Young LLP as the Company's
        independent auditors for the year ending December 31, 2001.                    | | For   | | Against  | | Abstain


     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


     Address Change?  Mark Box  |  |  Indicate changes below:                        Date                             , 2001
                                                                                         -----------------------------



                                                                                     ---------------------------------------
                                                                                     |                                     |
                                                                                     |                                     |
                                                                                     ---------------------------------------


                                                                                     Signature(s) in Box
                                                                                     Please sign this exactly as your name(s)
                                                                                     appear(s) on this proxy. When signing in
                                                                                     a representative capacity, please give
                                                                                     title. When shares are held jointly,
                                                                                     only one holder need sign.

|                                                                                                                                  |
|                                                                                                                                  |
-----                                                                                                                          -----

                       [FIRST FEDERAL CAPITAL CORP LOGO]


--------------------------------------------------------------------------------



     FIRST FEDERAL CAPITAL CORP
                                                             REVOCABLE PROXY

     -----------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL CAPITAL CORP (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2001, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

          The undersigned hereby appoints Bradford R. Price and Thomas W. Schini as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock, $0.10 par value per share ("Common Stock") of the Company held of record by the undersigned on March 8, 2001 at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 25, 2001, at 10:30 a.m., Central Time, or any adjournments or postponements thereof.

          SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL SPECIFIED IN ITEM 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.





          (Continued, and to be signed and dated, on the reverse side)

                                                                                                         --------------------------
                                                                                                         | COMPANY #              |
                                                                                                         | CONTROL #              |
                                                                                                         --------------------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR
PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

-    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon, Central Time, on April 24, 2001.

-    You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-    Follow the simple instructions given over the telephone.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital
Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.







                                      IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.
                                                     \/  Please detach here  \/



-----                                                                                                                          -----
|                                                                                                                                  |
|                                                                                                                                  |

     1. ELECTION OF DIRECTORS
        Nominees for three-year term expiring in 2004:      |  | FOR all nominees listed       |  | WITHHOLD AUTHORITY
                                                                 (except as marked to               to vote for all nominees
        01 Patrick J. Luby         03 Jack C. Rusch              the contrary)                      listed
        02 Don P. Rundle

     (Instructions: To withhold authority to vote for any indicated nominee,         ---------------------------------------
     write the number(s) of the nominee(s) in the box provided to the right.)        |                                     |
                                                                                     |                                     |
                                                                                     ---------------------------------------


     2. PROPOSAL TO RATIFY the appointment of Ernst & Young LLP as the Company's
        independent auditors for the year ending December 31, 2001.                    | | For   | | Against  | | Abstain


     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


     Address Change?  Mark Box  |  |  Indicate changes below:                        Date                             , 2001
                                                                                         -----------------------------



                                                                                     ---------------------------------------
                                                                                     |                                     |
                                                                                     |                                     |
                                                                                     ---------------------------------------


                                                                                     Signature(s) in Box
                                                                                     Please sign this exactly as your name(s)
                                                                                     appear(s) on this proxy. When signing in
                                                                                     a representative capacity, please give
                                                                                     title. When shares are held jointly,
                                                                                     only one holder need sign.

|                                                                                                                                  |
|                                                                                                                                  |
-----                                                                                                                          -----